UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 17, 2010

LIFEWAY FOODS, INC.
(Exact name of registrant as specified in its charter)

ILLINOIS	0-17363	36-3442829
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6431 West Oakton St. Morton Grove, IL		60053
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (847) 967-1010

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Lifeway Foods, Inc. (the “Company”) held its Annual Meeting of Shareholders on June 17, 2010.  Proxies for the meeting were solicited pursuant to Regulation 14A under the Securities Exchange Act of 1934.  There was no solicitation of proxies in opposition to management’s nominees as listed in the proxy statement and all six (6) of management’s nominees were elected to our Board of Directors.  Details of the voting are provided below.

Proposal 1 – Election of Directors

The Company’s Shareholders elected six (6) members of the Company’s Board of Directors to serve until 2011 Annual Meeting of Stockholders (or until successors are elected or directors resign or are removed).  The final voting results were as follows:

Director	For	Withheld	Broker Non-Votes

Ludmila Smolyansky	13,332,541	873,506	2,078,366

Julie Smolyansky	13,333,241	872,806	2,078,366

Pol Sikar	13,470,536	735,511	2,078,366

Renzo Bernardi	13,370,683	835,364	2,078,366

Gustavo Carlos Valle	13,343,601	862,446	2,078,366

Julie Oberweis	13,472,537	733,510	2,078,366

Proposal 2 – Auditor Ratification

The Company’s Shareholders ratified the Board of Director’s appointment of Plante & Moran, PLLC as the Company’s independent registered public accounting firm for 2010.  The final voting results were as follows:

	For	Against	Abstain

Plante & Moran, PLLC	16,256,311	16,271	11,811

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  August 18, 2010

LIFEWAY FOODS, INC.
By:	/s/ Edward Smolyansky
Edward Smolyansky
Chief Financial and Accounting Officer and Treasurer